Exhibit 10.2
FOURTH AMENDMENT TO CLECO CORPORATION
DEFERRED COMPENSATION PLAN

This    FOURTH    AMENDMENT    TO    CLECO    CORPORATION    DEFERRED
COMPENSATION PLAN (this “Amendment”) is effective as of March 20, 2026 (the “Effective Date”). Capitalized terms that are not defined in this Amendment have the meanings given to them in the Cleco Corporation Deferred Compensation Plan, as amended (the “Plan”).

RECITALS

WHEREAS, Cleco Corporate Holdings LLC (f/k/a Cleco Corporation) (the “Company”) adopted the Plan effective August 1, 2000;

WHEREAS, the Company subsequently amended the Plan pursuant to that certain Amendment, approved November 4, 2008; Amendment, dated October 28, 2011; and Corrective Section 409A Amendment, dated December 8, 2008;

WHEREAS, the Plan constitutes a nonqualified deferred compensation arrangement within the meaning of Section 409A of the Internal Revenue Code, as amended, and the applicable treasury regulations and other official guidance thereunder (“Section 409A”);

WHEREAS, the Company desires to further amend the Plan as set forth in this Amendment to comply with the provisions of Section 409A; and

WHEREAS, Section 12.5 of the Plan provides that the Board of Directors of the Company possesses the authority to amend the terms of the Plan without the consent of a Participant if such amendment ensures that amounts credited to a Participant’s Accounts are not subject to federal income taxation until withdrawn or distributed.

NOW, THEREFORE, the Company amends the Plan as follows, effective as of the Effective Date:

1.Amendments. The Plan is hereby amended as follows:

(a)Section 2.7 is hereby deleted in its entirety and replaced with the following language:

“2.7 Business Transaction means the sale, lease or other disposition of all or substantially all of the assets of an Affiliate (in one or a series of transactions) to an entity, other than the Company or another Affiliate, or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate to an entity, other than the Company or another Affiliate, provided that no in event shall a Business Transaction be deemed to have occurred unless such event purporting to constitute a Business Transaction is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code, as amended, and the applicable treasury regulations and other official guidance thereunder (“Section 409A”).”

(b)Section 2.8 is hereby deleted in its entirety and replaced with the following language:

“2.8    CHANGE IN CONTROL means and shall be deemed to occur upon the consummation of:

a.Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder (the “Exchange Act”)), other than the Company or an Affiliate or any “person” who on the effective date of this Plan is a director, officer, or is the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of outstanding securities of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act) of 80% or more of the combined voting power of the outstanding securities of the Company;

b.The Company is party to a merger or consolidation with another entity and, as a result of such transaction, 80% or more of the combined voting power of outstanding securities of the Company or its successor in the merger (or a direct or indirect parent company of the Company or its successor in the merger) is owned in the aggregate by persons who were not “beneficial owners” (as determined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Company immediately before such transaction;

c.The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

d.The owners of the Company approve a plan of dissolution or liquidation; or

e. All or substantially all of the assets or the issued and outstanding membership interests of the Company is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or an Affiliate.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred unless such event purporting to constitute a Change in Control is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.”

(c)Section 9.5 is hereby deleted in its entirety and replaced with the following language:

“9.5 CHANGE IN CONTROL; BUSINESS TRANSACTION. Notwithstanding
any provision of this Plan to the contrary, upon the occurrence of a Change in Control or Business Transaction, the Committee shall provide each affected Participant with written notice of such occurrence.

a.A Participant’s Prior Plan Balance shall be distributed upon the occurrence of a Change in Control or Business Transaction at the election of each Participant in accordance with and subject to the limitations of the Prior Plan; and

b.A Participant’s Current Balance shall be distributed in the form of a single-sum, without diminution or reduction, if (i) as to a Change in Control, such Participant’s Separation Date occurs within the 24-month period following a Change in Control, and (ii) in any event, such Participant has elected to receive a distribution on account of a Change in Control or Business Transaction on Schedule A hereto, which election shall be made at the time or times permitted under Article VII hereof.”

(d)Section 11.7 shall be added to the Plan to read in its entirety as follows:

“11.7 CLAIMS PROCEDURES. A formal claim is not necessary to be eligible for benefits under the Plan. However, a Participant may make a request for any Plan benefits to which he or she may be entitled pursuant to the terms of the Plan. Any inquiry, any transaction, or any claim for benefits under this Plan must be made as follows:

a.Filing a Claim for Benefits. Claims for benefits under the Plan are to be presented in writing by the claimant to the Committee.

b. Notification to Claimant of Decision. If a claim is wholly or partially denied, a notice of the decision rendered in accordance with the rules set forth below will be furnished to the claimant no later than 90 days after receipt of the claim by the Committee. If special circumstances require an extension of time for processing the claim, the Committee will give a claimant a written notice of the extension prior to the end of the initial 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision, If the notice of the denial of a claim is not furnished in accordance with this procedure, the claim will be deemed denied and the claimant will be permitted to proceed to the review stage.

c. Content of Notice. The Committee will provide to every claimant who is denied a claim for benefits written notice setting forth in a clear and simple manner:

(i)The specific reason or reasons for the denial;
(ii)Specific references to pertinent Plan provisions on which denial is based;
(iii)A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is necessary; and
(iv)Approximate information as to the steps to be taken if the participant or beneficiary wishes to submit his or her claim for review.

d. Appeal Procedure. After the claimant has received written notification of the denial of the claim, the claimant or a duly authorized representative will have 60 days within which to appeal, in writing, a denied claim to the Committee. Requests for review received by the Committee more than 60 calendar days after the date of mailing of the claim denial will not be considered. No legal recourse will be available after this period. The Committee will afford the claimant a full and fair review of the denial of the claim. The claimant or a duly authorized representative will be permitted to submit issues and comments relevant to the claim and will be given an opportunity to review documents pertinent to the claim. The claimant should include in his written appeal the following information to support his claim for benefits:

(i)A list of which issues, if any, in the claim denial he chooses to contest and that he wishes the Committee to review on appeal;
(ii)His position with respect to each issue;
(iii)Any additional facts that he believes support his position with respect to each issue; and
(iv)    Any legal or other arguments he believes support his position with respect to each issue.

e. Decision on Appeal. The decision on review by the Committee will be rendered as promptly as is feasible, but not later than 60 days after the receipt of an appeal unless special circumstances (such as the need to hold a hearing, such need to be determined within the discretion of the Committee) require an extension of time for processing, in which case a decision will be rendered as promptly as is feasible, but not later than 120 days after receipt of an appeal. If an extension of time for review is required because of special circumstances, written notice of the extension will be furnished to the claimant before the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a clear and simple manner, as well as specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within the time period(s) set out above, the claim will be deemed denied on review.

f. Claims and Appeals Involving Disability Determination. If the claim for benefits under the Plan is based on the claimant’s disability, the Committee shall notify any person with a claim or request within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim or request. This period, however, may be extended by the Committee for up to thirty (30) days if it determines that an extension is necessary due to matters beyond its control and provided that it notifies the claimant of the extension prior to the expiration of the forty-five (45) day period. Thereafter, the Committee may also extend for another thirty (30) days if it notifies the claimant of the extension prior to the first thirty (30) day extension and if it determines that the additional extension is necessary due to matters beyond its control. Such claim denial shall contain a discussion of the decision including an explanation of the basis for disagreeing with or not following the views presented of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Committee in connection with the denial, without regard to whether the advice was relied upon, and a disability determination regarding the claimant presented by the claimant to the Committee made by the Social Security Administration. If such claim or request is denied, the claimant or the claimant’s authorized representative shall have one-hundred eighty (180) days after receipt of notification of denial of a claim to appeal the denial by making written request to the Committee. Not later than forty-five (45) days after receipt of the appeal, Committee shall render and furnish to the claimant a written or electronic notice of the final decision on review. This period, however, may be extended for up to forty-five

(45) days if the Committee determines that an extension is necessary due to matters beyond its control and provided that it notifies the claimant of the extension before the expiration of the forty-five (45) day period. The Committee may also extend for another forty-five (45) days if it notifies the claimant of the extension prior to the first forty-five (45) day extension and if it determines that the additional extension is necessary due to matters beyond its control. Before providing a denial on appeal of a disability benefit claim, the Committee will provide the claimant free of charge any new or additional evidence considered, relied upon, or generated by it or other person making the benefit determination, as well as any new or additional rationale for the basis of the denial on review.

g. Limitations. No legal action to recover benefits or with respect to any other matter related to this Plan may be commenced before the claimant has timely exhausted the claim and appeal procedures described above. In no event may any such action be brought more than six (6) months after the final decision on the claimant's appeal.”

2.Effect of Amendment. Except as set forth in Section 1 of this Amendment, the provisions of the Plan shall continue in full force and effect.

3.Successors and Assigns. This Amendment shall inure to the benefit of the Company and its successors and assigns and shall be binding upon the Company and its successors and assigns.

4.Miscellaneous. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Amendment, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment was approved by the Board of Directors of Cleco Corporate Holdings LLC on March 20, 2026, to be effective as provided herein.

CLECO CORPORATE HOLDINGS LLC

By: /s/ Sybil Montegut
Its: Chief Administrative & Sustainability Officer
Date: 03/26/2026

[Signature Page to Fourth Amendment to Cleco Corporation Deferred Compensation Plan]